EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement") dated December 29, 2004 and effective as of December 31, 2004 (the "Effective Date"), between InfoSearch Media, Inc., a Delaware corporation, with its principal place of business located at 4086 Del Rey Avenue, Marina Del Rey, California 90292 its affiliates, subsidiaries, successors and assigns (the "Company"), and Steve Lazuka, an individual residing at 9319 Hermitage Road, Chardon, OH 44024 (the "Executive").

      1. Employment Period. As of the Effective Date, the Company shall employ the Executive, and the Executive agrees to be employed by Company in the positions of President and Director in accordance with the terms and subject to the conditions of this Agreement, commencing on the Effective Date and terminating on December 31, 2006 (the "Scheduled Termination Date"), unless terminated in accordance with the provisions of paragraph 12 below, in which case the provisions of paragraph 12 shall control (the "Term"). Upon expiration of the Term and thereafter, it shall automatically renew itself and continue in full force and effect from year to year unless written notice of election not to renew, or written notice of election to modify any provision of this Agreement, is given by one party, and received by the other not later than sixty (60) days prior to the expiration of this Agreement or any extension hereto.

      The Executive affirms that, except as otherwise set forth herein, no obligation exists between the Executive and any other entity which would prevent or impede the Executive's immediate and full performance of every obligation of this Agreement.

      2. Position and Duties. During the Term of the Executive's employment hereunder, the Executive shall continue to serve in, and assume duties and responsibilities consistent with, the position of President, unless and until otherwise instructed by the Company, and shall also serve as a member of the Company's Board of Directors. The Executive agrees to devote his working time, as set forth in Paragraph 5 hereof, utilizing his skill, energy and best business efforts on behalf of the Company. Notwithstanding anything to the contrary contained herein, upon written notice to the Board of Directors the Executive may hold officer and non-executive director positions (or the equivalent position) in or at other entities not inconsistent with the best interests of the Company so long as the Board of Directors has not provided Executive written notice that it has determined that such activities will interfere with his ability to perform his duties and responsibilities hereunder.

      3. No Conflicts. The Executive covenants and agrees that for so long as he is employed by the Company, he shall inform the Company of each and every business opportunity related to the business of the Company of which he becomes aware, and that he will not, directly or indirectly, exploit any such opportunity for his own account, nor will he render any services to any other person or business, acquire any interest of any type in any other business or engage in any activities that conflict with the Company's best interests or which is in competition with the Company.

      4. Days/Hours of Work and Work Week. The Executive shall normally work five (5) days per week and his hours of work shall be appropriate to the nature of the Executive's duties and responsibilities with the Company, it being recognized that such duties and responsibilities require flexibility in the Executive's work schedule.

      5. Location. The locus of the Executive's employment with the Company shall be the Company's office located at 4086 Del Rey Avenue, Marina Del Rey, California 90292. The Company acknowledges that the Executive shall be entitled to perform his duties and obligations under the Agreement from the Executive's office located in the vicinity of Cleveland, Ohio. The Executive shall be required to spend the amount of time at the Company's office located in Marinia Del Rey, California as is reasonably necessary to effectively manage the operations of the Company.
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      6. Compensation.

            (a) Base Salary. During the Term of this Agreement, the Company shall pay, and the Executive agrees to accept, in consideration for the Executive's services hereunder, pro rata bi-weekly payments of the annual salary of $175,000, less all applicable taxes and other appropriate deductions. The Executive's base salary shall be increased annually, effective on January 1 of each calendar year, in an amount no less than 10%. In addition, the Company's Board of Directors (the "Board") shall review the Executive's base salary annually to determine whether it should be increased more than 10%. The decision to increase the Executive's base salary more than 10% and the amount of any such increase shall be within the Board's sole discretion.

            (b) Annual Bonus. During the Term of this Agreement, the Executive shall be entitled to an annual bonus in an amount not to exceed $175,000 for each calendar year (or pro-rata portion thereof in the case of a period of less than twelve (12) months within the Board's sole discretion based on its review of the operating performance of the Company during the fiscal year to which the bonus pertains. Such review by the Board shall be based on an evaluation of the Company's results of operations relative to the Company's achievement of certain milestones established for the Company's fiscal year budget and milestones established for the Executive's performance that shall be agreed to by each of the Executive and the Board. Each annual bonus shall be paid by the Company to the Executive promptly after the first meeting of the Board following the previous calendar year, but in no case later than March 30th of each year.

      7. Business Expenses. During the Term of this Agreement, the Executive shall be entitled to payment or reimbursement of any and all reasonable expenses paid or incurred by him in connection with and related to the performance of his duties and responsibilities hereunder for the Company including travel related expenses incurred in connection with commuting to and from the Executive's office in the vicinity of Cleveland, Ohio. All requests by the Executive for payment of reimbursement of such expenses shall be supported by appropriate invoices, vouchers, receipts or such other supporting documentation in such form and containing such information as the Company may from time to time reasonably require, evidencing that the Executive, in fact, incurred or paid said expenses.

      8. Vacation. During the Term of this Agreement, the Executive shall be entitled to accrue 20 vacation days, per year. The Executive shall be entitled to carry over any accrued, unused vacation days from year to year without limitation.

      9. Stock Options/Warrants.

            (a) Grant of Options. The Company shall issue the Executive options to acquire 600,000 shares of common stock. The per share exercise price of options to be granted pursuant to this paragraph 9(a) shall be $1.00, the fair market value per share of Company common voting stock on the date of this Agreement. Such grant and each subsequent grant of options to the Executive during the Term shall be evidenced by an Option Agreement in a form substantially similar to Exhibit A, attached hereto and made a part hereof.

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            (b) Vesting and Exercise. The options to be granted pursuant to the terms of this paragraph 9 shall vest and become exercisable as follows: 1/3 upon the six month anniversary of the grant date, 1/3 upon the one year anniversary of the grant date and the remainder upon the second anniversary of the grant date. The options granted shall be exercisable for a period of 10 years following the grant date. Subsequent grants of stock options shall vest and be exercisable pursuant to the terms and conditions of the Company's 2004 Stock Option Plan.

            (c) Accelerated Vesting. In the event the Executive's employment with the Company is terminated by reason of Death, Disability or by the Company without Cause, all as defined in paragraph 11 hereof, or in the event that the Executive terminates this Agreement for Good Reason, as defined in paragraph 12 hereof, all of Executive's granted and unvested options and warrants shall immediately vest and become immediately exercisable by the Executive. Said options and warrants may be exercised by the Executive, or in the event of Death or Disability by the Executive's legal representative, as appropriate, for a period of one year following the date of termination of the Executive's employment with the Company.

            (d) Payment. The full consideration for any shares purchased by the Executive shall be paid in cash or on such other terms as the Company may agree.

      10. Other Benefits.

            (a) During the Term of this Agreement, the Executive shall be eligible to participate in incentive, savings, retirement (401(k)), and welfare benefit plans, including, without limitation, health, medical, dental, vision, life (including accidental death and dismemberment) and disability insurance plans (collectively, "Benefit Plans"), in substantially the same manner and at substantially the same levels as the Company makes such opportunities available to the Company's executive employees.

            (b) Notwithstanding anything contained in paragraph 10(a) above to the contrary, the Company shall use its commercial best efforts to obtain on or before March 31, 2005, a directors and officers liability insurance policy covering the Executive in an amount of at least $3,000,000.

      11. Termination of Employment.

            (a) "Death." In the event that, during the Term of this Agreement, the Executive dies, this Agreement and the Executive's employment with the Company shall automatically terminate and the Company shall have no further obligations to the Executive or his heirs, administrators or executors with respect to compensation and benefits accruing thereafter, except for the obligation to pay the Executor's heirs, administrators or executors any earned but unpaid base salary, unpaid pro rata annual bonus and unused vacation days accrued through the date of death, including any carryover days. The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions.

            (b) "Disability." In the event that, during the Term of this Agreement, the Executive shall be prevented from performing his duties and responsibilities hereunder to the full extent required by the Company by reason of Disability, as defined hereinbelow, this Agreement and the Executive's employment with the Company shall automatically terminate and the Company shall have no further obligations to the Executive or his heirs, administrators or executors with respect to compensation and benefits accruing thereafter, except for the obligation to pay the Executor's heirs, administrators or executors any earned but unpaid base salary, unpaid pro rata annual bonus and unused vacation days accrued through the date of Disability, including any carryover days. The

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Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions through the last date of the Executive's employment with the Company. For purposes of this Agreement, "Disability" shall mean a physical or mental disability that, in the Board's discretion, based upon the medical opinions of two qualified physicians specializing in the area or areas of the Executive's affliction, one of whom shall be chosen by the Board and one of whom shall be chosen by the Executive, prevents the performance by the Executive, with or without reasonable accommodation, of his duties and responsibilities hereunder for a continuous period of not less than six consecutive months.

            (c) "Cause."

                  (i) At any time during the Term of this Agreement, the Company may terminate this Agreement and the Executive's employment hereunder for "Cause." For purposes of this Agreement, "Cause" shall mean: (a) the willful and continued failure of the Executive to perform substantially his duties and responsibilities for the Company (other than any such failure resulting from a Disability) after a written demand by the Board for substantial performance is delivered to the Executive by the Company, which specifically identifies the manner in which the Board believes that the Executive has not substantially performed his duties and responsibilities, which willful and continued failure is not cured by the Executive within thirty (30) days of his receipt of said written demand; (b) the conviction of, or plea of guilty or nolo contendere to a felony; or (c) fraud, dishonesty, competition with the Company, unauthorized use of any of the Company's or any subsidiary's trade secrets or confidential information, or gross misconduct which is materially and demonstratively injurious to the Company. Termination under sections 11(c)(i)(b) and 11(c)(i)(c) above shall not be subject to cure.

                  (ii) Termination of the Executive for "Cause" pursuant to paragraph 12(c)(i)(a) shall be made by delivery to the Executive of a copy of the written demand referred to in paragraph 12(c)(i)(a), or pursuant to paragraphs 11(c)(i)(b) or (c) by delivery to the Executive of a written notice from the Board, either of which shall specify the basis of such termination, the conduct justifying such termination, and the particulars thereof and finding that in the reasonable judgment of the Board, the conduct set forth in paragraph 11(c)(i)(a), 11(c)(i)(b) or 11(c)(i)(c), as applicable, has occurred and that such occurrence warrants the Executive's termination of employment. Upon receipt of such demand or notice, the Executive, shall be entitled to appear before the Board for the purpose of demonstrating that "Cause" for termination does not exist or that the circumstances which may have constituted "Cause" have been cured in accordance with the provisions of paragraph 11(c)(i). No termination shall be final until the Board has reached a determination regarding "Cause" following such appearance.

                  (iii) Upon termination of this Agreement for "Cause," the Company shall have no further obligations or liability to the Executive or his heirs, administrators or executors with respect to compensation and benefits thereafter, except for the obligation to pay the Executive any earned but unpaid base salary, unpaid pro rata annual bonus and unused vacation days accrued through the Executive's last day of employment with the Company, including any carryover days. The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions.

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            (d) "Good Reason."

                  (i) At any time during the Term of this Agreement, subject to the conditions set forth in paragraph 11(d)(iii) below, the Executive may terminate this Agreement and the Executive's employment with the Company for "Good Reason." For purposes of this Agreement, "Good Reason" shall mean the occurrence, without the Executive's consent, of any of the following events: (a) the assignment to the Executive of duties that are significantly different from, and that result in a substantial diminution of, the duties that he assumed on the Start Date; (b) a Change of Control (as defined in paragraph 11(d)(ii) herein below) that results in the termination of the Executive's employment with the Company or a material adverse change in Executives duties and responsibilities; or (c) a material breach of this Agreement by the Company. The Executive acknowledges that the Company contemplates hiring additional executive management and in such an event the Executive's title and duties may be modified by the Board, accordingly. Such a modification will not be deemed a "Good Reason" by which the Executive may terminate this Agreement.

                  (ii) For purposes of this Agreement, "Change of Control" means the Company's Board votes to approve: (a) any consolidation or merger of the Company pursuant to which 50 percent or more of the outstanding voting securities of the surviving or resulting company are not owned collectively by the common share and warrant holders of the Company as of December 31, 2004 (the "Current Control Group"); (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company other than any sale, lease, exchange or other transfer to any company where the Company owns, directly or indirectly, 100 percent of the outstanding voting securities of such company after any such transfer; (c) any person or persons (as such term is used in Section 13(d) of the Exchange Act of 1934, as amended), other than the Current Control Group, shall acquire or become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) whether directly, indirectly, beneficially or of record, of 50 percent or more of outstanding voting securities of the Company; or (d) commencement by any entity, person, or group (including any affiliate thereof, other than the Company) of a tender offer or exchange offer where the offeree acquires more than 50 percent of the then outstanding voting securities of the Company.

                  (iii) The Executive shall be entitled to terminate this Agreement and his employment with the Company for "Good Reason" provided that he has delivered written notice to the Company of his intention to terminate this Agreement and his employment with the Company for "Good Reason" within five (5) business days after either (a) the date on which the Executive receives written notice from the Company of the occurrence of any event included within the meaning of "Good Reason" under paragraph 11(d)(i) hereof or (b) the date on which the Executive obtains actual knowledge of the occurrence of any event included within the meaning of "Good Reason" under paragraph 11(d)(i) hereof. Such notice, if given by the Executive pursuant to subparagraph 11(d)(iii)(b) hereof, shall specify in reasonable detail the circumstances claimed to provide the basis for such termination for "Good Reason." Notwithstanding the foregoing, the Executive shall not be entitled to terminate this Agreement and his employment with the Company if the Company has eliminated the circumstances constituting "Good Reason" within 30 days of its receipt from the Executive of the written notice described in this paragraph 11(d)(iii).

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                  (iv) In the event that the Executive terminates this Agreement and his employment with the Company for "Good Reason," the Company shall pay or provide to the Executive (or, following his death, to the Executive's heirs, administrators or executors): (a) any earned but unpaid base salary, unpaid pro rata annual bonus and unused vacation days accrued through the Executive's last day of employment with the Company, including any carryover days; (b) the Executive's full base salary (including guaranteed annual 10% increases) through the Benefit Termination Date; (c) the Executive's annual bonuses that he would have been awarded through the Benefit Termination Date; (d) the value of vacation days that the Executive would have accrued through the Benefit Termination Date; and (e) continued coverage, at the Company's expense, under all Benefits Plans in which the Executive was a participant immediately prior to his last date of employment with the Company, or, in the event that any such Benefit Plans do not permit coverage of the Executive following his last date of employment with the Company, under benefit plans that provide no less coverage than such Benefit Plans, through the Benefit Termination Date ("Continued Benefits"). The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions. For purposes of this subparagraph (d), "Benefit Termination Date" shall mean the period commencing on the last day of employment of the Executive with the Company and ending on the one year anniversary of the Executive's last day of employment with the Company.

                  (v) At the Executive's option, the amounts described in paragraphs 11(d)(iv)(b) and (c) hereinabove shall be paid to the Executive in the same manner as they would have been paid, in accordance with the provisions of paragraphs 6(a) and (b), had the Executive remained employed by the Company. To exercise such option, the Executive shall deliver to the Company written notice electing such option within ten (10) business days after his last date of employment with the Company. If the Executive fails to deliver such written notice within ten (10) business days after his last date of employment with the Company, the Executive shall be entitled to receive the amounts described in paragraphs 11(d)(iv)(b) and (c) hereinabove in a lump sum within forty-five (45) days of his last date of employment with the Company. The amount described in paragraph 11(d)(iv)(b) shall be paid to the Executive within forty-five (45) days of the Executive's last date of employment with the Company.

                  (vi) The Executive shall have no duty to mitigate his damages, except that Continued Benefits shall be canceled or reduced to the extent of any comparable benefit coverage offered to the Executive during the period prior to the Scheduled Termination Date by a subsequent employer or other person or entity for which the Executive performs services, including but not limited to consulting services.

            (e) Without "Cause."

                  (i) By The Executive. At any time during the Term of this Agreement, the Executive shall be entitled to terminate this Agreement and the Executive's employment with the Company without "Cause" or "Good Reason" as these terms are defined hereinabove, by providing prior written notice of at least thirty (30) days to the Company. Upon termination by the Executive of this Agreement and the Executive's employment with the Company pursuant to this paragraph 11(e)(i), the Company shall have no further obligations to the Executive or his heirs, administrators or executors with respect to compensation and benefits thereafter, except for the obligation to pay the Executive (or, following his death, to the Executive's heirs, administrators or executors) any earned but unpaid base salary, pro rata annual bonus and unused vacation days accrued through the Executive's last day of employment with the Company, including any carryover days. The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions.

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                  (ii) By The Company. At any time during the Term of this
Agreement, the Company shall be entitled to terminate this Agreement and the Executive's employment with the Company without "Cause," as that term is defined in paragraph 11(c)(i) hereinabove, by providing prior written notice of at least ninety (90) days to the Executive. Upon termination by the Company of this Agreement and the Executive's employment with the Company without Cause, the Company shall pay or provide to the Executive (or, following his death, to the Executive's heirs, administrators or executors): any earned but unpaid base salary, unpaid pro rata annual bonus and unused vacation days accrued through the Executive's last day of employment with the Company, including any carryover days. In addition, so long as Executive has not and does not violate the provisions of paragraphs 12, 13 and 14 of this Agreement, the Company shall pay or provide to the Executive (a) the Executive's full base salary (including guaranteed annual 10% increases) through the Benefit Termination Date; (b) the Executive's annual bonuses that he would have been awarded through the Benefit Termination Date; (c) the value of vacation days that the Executive would have accrued through the Benefit Termination Date; (d) continued coverage, at the Company's expense, under all Benefits Plans in which the Executive was a participant immediately prior to his last date of employment with the Company, or, in the event that any such Benefit Plans do not permit coverage of the Executive following his last date of employment with the Company, under benefit plans that provide no less coverage than such Benefit Plans, through the Benefit Termination Date ("Continued Benefits"). The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions. For purposes of this subparagraph (b), "Benefit Termination Date" shall mean the period commencing on the last day of employment of the Executive with the Company and ending on the one year anniversary of the Executive's last day of employment with the Company.

                  (iii) At the Executive's option, the amounts described in paragraphs 11(d)(iv)(b) and (c) hereinabove shall be paid to the Executive in the same manner as they would have been paid, in accordance with the provisions of paragraphs 6(a) and (b), had the Executive remained employed by the Company. To exercise such option, the Executive shall deliver to the Company written notice electing such option within ten (10) business days after his last date of employment with the Company. If the Executive fails to deliver such written notice within ten (10) business days after his last date of employment with the Company, the Executive shall be entitled to receive the amounts described in paragraphs 11(d)(iv)(b) and (c) hereinabove in a lump sum within forty-five (45) days of his last date of employment with the Company.

      12. Confidential Information.

            (a) The Executive expressly acknowledges that, in the performance of his duties and responsibilities with the Company, he has been exposed, and will be exposed, to the trade secrets, business and/or financial secrets and confidential and proprietary information of the Company, its affiliates and/or its clients or customers ("Confidential Information"). The term "Confidential Information" means, without limitation, information or material that has actual or potential commercial value to the Company, its affiliates and/or its clients or customers and is not generally known to and is not readily ascertainable by proper means to persons outside the Company, its affiliates and/or its clients or customers.

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            (b) Except as authorized in writing by the Board, during the performance of the Executive's duties and responsibilities for the Company and until such time as any such Confidential Information becomes generally known to and readily ascertainable by proper means to persons outside the Company, its affiliates and/or its clients or customers, the Executive agrees to keep strictly confidential and not use for his personal benefit or the benefit to any other person or entity the Confidential Information, whether or not prepared or developed by the Executive. Confidential Information includes, without limitation, the following, whether or not expressed in a document or medium, regardless of the form in which it is communicated, and whether or not marked "trade secret" or "confidential" or any similar legend: (i) lists of and/or information concerning customers, suppliers, employees, consultants, and/or co-venturers of the Company, its affiliates or its clients or customers; (ii) information submitted by customers, suppliers, employees, consultants and/or co-venturers of the Company, its affiliates and/or its clients or customers;
(iii) information concerning the business of the Company, its affiliates and/or its clients or customers, including, without limitation, cost information, profits, sales information, prices, accounting, unpublished financial information, business plans or proposals, markets and marketing methods, advertising and marketing strategies, administrative procedures and manuals, the terms and conditions of the Company's contracts and trademarks and patents under consideration, distribution channels, franchises, investors, sponsors and advertisers; (iv) technical information concerning products and services of the Company, its affiliates and/or its clients or customers, including, without limitation, product data and specifications, diagrams, flow charts, know how, processes, designs, formulae, inventions and product development; (v) lists of and/or information concerning applicants, candidates or other prospects for employment, independent contractor or consultant positions at or with any actual or prospective customer or client of Company and/or its affiliates, any and all confidential processes, inventions or methods of conducting business of the Company, its affiliates and/or its clients or customers; (vi) any and all versions of proprietary computer software (including source and object code), hardware, firmware, code, discs, tapes, data listings and documentation of the Company, its affiliates and/or its clients or customers; (vii) any other information disclosed to the Executive by, or which the Executive obtained under a duty of confidence from, the Company, its affiliates and/or its clients or customers; (viii) all other information concerning the Company not generally known to the public which, if misused or disclosed, could reasonably be expected to adversely affect the business of the Company, its affiliates and/or its clients or customers.

            (c) The Executive affirms that he does not possess and will not rely upon the protected trade secrets or confidential or proprietary information of his prior employer(s) in providing services to the Company.

            (d) In the event that the Executive's employment with the Company terminates for any reason, the Executive shall deliver forthwith to the Company any and all originals and copies of Confidential Information.

      13. Ownership and Assignment of Inventions.

            (a) The Executive acknowledges that, in connection with his duties and responsibilities relating to his employment with the Company, he and/or other employees of the Company working with him, without him or under his supervision, may create, conceive of, make, prepare, work on or contribute to the creation of, or may be asked by the Company or its affiliates to create, conceive of, make, prepare, work on or contribute to the creation of, without limitation, lists, business diaries, business address books (except for business addresses and business address books not related to the Company), documentation, ideas, concepts, inventions, designs, works of authorship, computer programs,

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audio/visual works, developments, proposals, works for hire or other materials
("Inventions"). To the extent that any such Inventions relate to any actual or reasonably anticipated business of the Company or any of its affiliates, or falls within, is suggested by or results from any tasks assigned to the Executive for or on behalf of the Company or any of its affiliates, the Executive expressly acknowledges that all of his activities and efforts relating to any Inventions, whether or not performed during his or the Company's regular business hours, are within the scope of his employment with the Company and that the Company owns all right, title and interest in and to all Inventions, including, to the extent that they exist, all intellectual property rights thereto, including, without limitation, copyrights, patents and trademarks in and to all Inventions. The Executive also acknowledges and agrees that the Company owns and is entitled to sole ownership of all rights and proceeds to all Inventions.

            (b) The Executive expressly acknowledges and agrees to assign to the Company, and hereby assigns to the Company, all of the Executive's right, title and interest in and to all Inventions, including, to the extent they exist, all intellectual property rights thereto, including, without limitation, copyrights, patents and trademarks in and to all Inventions.

            (c) In connection with all Inventions, the Executive agrees to disclose any Invention promptly to the Company and to no other person or entity. The Executive further agrees to execute promptly, at the Company's request, specific written assignments of the Executive's right, title and interest in any Inventions, and do anything else reasonably necessary to enable the Company to secure or obtain a copyright, patent, trademark or other form of protection in or for any Invention in the United States or other countries.

            (d) The Executive acknowledges that all rights, waivers, releases and/or assignments granted in this paragraph 13 by the Executive are freely assignable by the Company and are made for the benefit of the Company and its Affiliates, subsidiaries, licensees, successors and assigns.

      14. Non-Competition And Non-Solicitation.

            (a) The Executive agrees and acknowledges that the Confidential Information that the Executive has already received and will receive are valuable to the Company, its affiliates and/or its clients or customers, and that its protection and maintenance constitutes a legitimate business interest of Company, its affiliates and/or its clients or customers to be protected by the non-competition restrictions set forth herein. The Executive agrees and acknowledges that the non-competition restrictions set forth herein are reasonable and necessary and do not impose undue hardship or burdens on the Executive. The Executive also acknowledges that the products and services developed or provided by the Company, its affiliates and/or its clients or customers are or are intended to be sold, provided, licensed and/or distributed to customers and clients in and throughout the United States ("the Geographic Boundary"), and that the Geographic Boundary, scope of prohibited competition, and time duration set forth in the non-competition restrictions set forth below are reasonable and necessary to maintain the value of the Confidential Information of, and to protect the goodwill and other legitimate business interests of, the Company, its affiliates and/or its clients or customers. The Executive also acknowledges that the business of the Company is providing search engine marketing services, online media and web analytic software (the "Business of the Company").

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            (b) The Executive hereby agrees and covenants that he shall not, directly or indirectly, in any capacity whatsoever, including, without limitation, as an employee, employer, consultant, principal, partner, shareholder, officer, director or any other individual or representative capacity (other than a holder of less than one percent (1%) of the outstanding voting shares of any publicly held company), or whether on the Executive's own behalf or on behalf of any other person or entity or otherwise howsoever, during the Executive's employment with the Company and for a period of two years following the termination of this Agreement and the Executive's employment with the Company for any reason, in the Geographic Boundary:

                  (i) Engage, own, manage, operate, control, be employed by, consult for, participate in, or be connected in any manner with the ownership, management, operation or control of any business in competition with the Business of the Company;

                  (ii) Solicit, persuade or induce any Customer: to terminate, reduce or refrain from renewing, extending, or entering into contractual or other relationships with the Company or to become a customer of or enter into any contractual or other relationship with any other individual, person or entity for the purpose of purchasing competitive products or services; or

                  (iii) Recruit, hire, induce, contact, divert or solicit, or attempt to recruit, induce, contact, divert or solicit, any employee of the Company to leave the employment thereof, whether or not any such employee is party to an employment agreement.

      15. Indemnification. The Company hereby covenants and agrees to indemnify the Executive to the fullest extent permitted by law and to hold the Executive harmless fully, completely, and absolutely against and in any respects to any and all actions, suits, proceedings, claims, demands, judgments, costs, expenses (including attorneys' fees), losses, and damages resulting from the Executive's good faith performance of his job duties pursuant to this Agreement. The Company also hereby agrees to cover the Executive under a directors' and officers' liability insurance policy at all times, with such coverage no less favorable than that given to other executive employees of the Company.

      16. Dispute Resolution. The Parties agree that any dispute or claim, whether based on contract, tort, discrimination, retaliation, or otherwise, relating to, arising from, or connected in any manner with this Agreement and the terms and conditions of the Executive's employment with the Company shall be resolved exclusively through final and binding arbitration under the auspices of the American Arbitration Association ("AAA"). The arbitration shall be held in the Borough of Manhattan, New York, New York. The arbitration shall proceed in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association ("AAA") in effect at the time the claim or dispute arose, unless other rules are agreed upon by the parties. The arbitration shall be conducted by one arbitrator who is a member of the AAA, unless the parties mutually agree otherwise. The arbitrators shall have jurisdiction to determine any claim, including the arbitrability of any claim, submitted to them. The arbitrators may grant any relief authorized by law for any properly established claim. The interpretation and enforceability of this paragraph of this Agreement shall be governed and construed in accordance with the United States Federal Arbitration Act, 9. U.S.C. ss.1, et seq. More specifically, the parties agree to submit to binding arbitration any claims for unpaid wages or benefits, or for alleged discrimination, harassment, or retaliation, arising under Title VII of the Civil Rights Act of 1964, the Equal Pay Act, the National Labor Relations Act, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Employee Retirement Income Security Act, the Civil Rights Act of 1991, the Family and Medical Leave Act, the Fair Labor Standards Act, Sections 1981 through 1988 of Title 42 of the United States Code, COBRA, the New York State Human Rights Law, the New York City Human Rights Law, and any other federal, state, or local law, regulation, or ordinance, and any common law claims, claims for breach of contract, or claims for declaratory relief. The Executive acknowledges that the purpose and effect of this paragraph is solely to elect private arbitration in lieu of any judicial proceeding he might otherwise have available to him in the event of an employment-related dispute between him and the Company. Therefore, the Executive hereby waives his right to have any such employment-related dispute heard by a court or jury, as the case may be, and agrees that his exclusive procedure to redress any employment-related claims will be arbitration.

      Notwithstanding this agreement to arbitrate, the Parties agree that any violation of paragraphs 12, 13 or 14 of this Agreement may be restrained by the issuance of an injunction or other equitable relief by a court of competent jurisdiction, in addition to other remedies provided by law or this Agreement.

      In the event of any legal action or other proceeding arising out of or related to or for the enforcement of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees, costs and expenses incurred in that action or proceeding, including attorneys' fees, costs and expenses incurred on appeal, if any, in addition to any other relief to which such party may be entitled, from the non-prevailing party.

      17. Notice. For purposes of this Agreement, notices and all other communications provided for in this Agreement or contemplated hereby shall be in writing and shall be deemed to have been duly given when personally delivered, delivered by a nationally recognized overnight delivery service or when mailed United States Certified or registered mail, return receipt requested, postage prepaid, and addressed as follows:

                  If to the Company:

                                            InfoSearch Media, Inc.
                                            4086 Del Rey Avenue
                                            Marina Del Rey, California 90292

                  If to the Executive:

                                            Steve Lazuka
                                            4086 Del Rey Avenue
                                            Marina Del Rey, California 90292

      18. Miscellaneous.

            (a) Telephones, stationery, postage, e-mail, the internet and other resources made available to the Executive by the Company, are solely for the furtherance of the Company's business.

            (b) All issues and disputes concerning, relating to or arising out of this Agreement and from the Executive's employment by the Company, including, without limitation, the construction and interpretation of this Agreement, shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to that State's principles of conflicts of law. The Executive hereby consents to jurisdiction in the courts of New York.

            (c) The Parties agree that any provision of this Agreement deemed unenforceable or invalid may be reformed to permit enforcement of the objectionable provision to the fullest permissible extent. Any provision of this Agreement deemed unenforceable after modification shall be deemed stricken from this Agreement, with the remainder of the Agreement being given its full force and effect.

            (d) The Company shall be entitled to equitable relief, including injunctive relief and specific performance as against the Executive, for the Executive's threatened or actual breach of paragraphs 12, 13 and 14 of this Agreement, as money damages for a breach thereof would be incapable of precise estimation, uncertain, and an insufficient remedy for an actual or threatened breach of paragraphs 12, 13 and 14 of this Agreement. The Parties agree that any pursuit of equitable relief in respect of paragraphs 12, 13 and 14 of this Agreement shall have no effect whatsoever regarding the continued viability and enforceability of paragraph 16 of this Agreement.

            (e) Any waiver or inaction by the Company or the Executive for any breach of this Agreement shall not be deemed a waiver of any subsequent breach of this Agreement.

            (f) The Parties independently have made all inquiries regarding the qualifications and business affairs of the other which either party deems necessary. The Executive affirms that he fully understands this Agreement's meaning and legally binding effect. Each party has participated fully and equally in the negotiation and drafting of this Agreement.

            (g) The Executive's obligations under this Agreement are personal in nature and may not be assigned by the Executive to any other person or entity. This Agreement shall be enforceable by the Company and its parents, affiliates, successors and assigns.

            (h) This instrument constitutes the entire Agreement between the parties regarding its subject matter. When signed by all parties, this Agreement supersedes and nullifies all prior or contemporaneous conversations, negotiations, or agreements, oral and written, regarding the subject matter of this Agreement. In any future construction of this Agreement, this Agreement should be given its plain meaning. This Agreement may be amended only by a writing signed by the Parties.

            (i) This Agreement may be executed in counterparts, a counterpart transmitted via facsimile, and all executed counterparts, when taken together, shall constitute sufficient proof of the parties' entry into this Agreement. The parties agree to execute any further or future documents which may be necessary to allow the full performance of this Agreement. This Agreement contains headings for ease of reference. The headings have no independent meaning.

THE EXECUTIVE STATES THAT HE HAS FREELY AND VOLUNTARILY ENTERED INTO THIS AGREEMENT AND THAT HE HAS READ AND UNDERSTOOD EACH AND EVERY PROVISION THEREOF. THIS AGREEMENT IS EFFECTIVE UPON THE EXECUTION OF THIS AGREEMENT BY BOTH PARTIES. UNDERSTOOD, AGREED, AND ACCEPTED:

Steve Lazuka                                         InfoSearch Media, Inc.

/s/ Steve Lazuka                                     By: /s/ Steve Lazuka
--------------------------------                        ------------------------
                                                     Name:  Steve Lazuka
                                                          ----------------------
                                                     Title: Director
                                                           ---------------------

Date: 12/31/04                                       Date:  12/31/04
     ---------------------------                          ----------------------